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EX-99.B9

                   CONSENT OF RICHARD C. PEARSON

I consent to the reference to me in the Statement of Additional
Information included in Post-Effective Amendment No. 10 to the Registration Statement on Form N-4 for certain variable annuity contracts, issued through the MetLife Investors USA Separate Account A (File No. 33-9221). In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            By: /s/ Richard C. pearson
                                                --------------------------------
                                                Richard C. Pearson

Newport Beach, California
April 29, 2003